Exhibit 99.1

NEWS RELEASE

Altus Midstream Announces Full-Year and Fourth-Quarter 2021 Results

HOUSTON, Feb. 21, 2022 – Altus Midstream Company (Nasdaq: ALTM) today announced its results for fourth-quarter and full-year 2021.

Full-Year 2021

For the full year, Altus reported net income including noncontrolling interests of $99 million. Altus generated adjusted EBITDA of approximately $284 million for the full year. Gathering and Processing (G&P) volumes averaged 440 million cubic feet (MMcf) per day, approximately 74% of which was rich gas.

Fourth-Quarter 2021

The company reported a fourth-quarter 2021 net loss, including noncontrolling interests, of $47 million. Adjusted EBITDA for the fourth quarter 2021 was approximately $80 million. G&P throughput volumes for the period averaged 427 MMcf per day, approximately 76% of which was rich gas.

“Altus Midstream’s results in 2021 were bolstered by the strong performance of the natural gas and NGL pipelines as well as the steady contributions from our gathering and processing business. Results benefited from new completions at Alpine High and the timely commissioning of the Permian Highway Pipeline,” said Clay Bretches, Altus Midstream CEO and president. “Since 2018, execution has been impressive, which reflects the thorough commitment of our team to safe and efficient operations. The combination with EagleClaw Midstream is a great next step for Altus and I look forward to its future success as a premier operator.”

On Feb. 10, 2022, Altus shareholders voted to approve the business combination with BCP Raptor Holdco LP, the parent company of EagleClaw Midstream, and the combination is expected to close on or around Feb. 22, 2022. After closing, the combined company will operate as Kinetik and is expected to provide forward guidance for 2022.

ALTUS MIDSTREAM ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2021 RESULTS — PAGE 2 of 3

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns gas gathering, processing and transmission assets servicing production in the Delaware Basin and owns equity interests in four Permian-to-Gulf Coast pipelines. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

Additional information

Additional information follows, including a reconciliation of Adjusted EBITDA, Capital Investments and Growth Capital Investments (non-GAAP financial measures) to the GAAP measures.

Non-GAAP financial measures

Altus’ financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Capital Investments and Growth Capital Investments are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Wherever a non-GAAP financial measure is disclosed in this earnings release, the non-GAAP measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements

ALTUS MIDSTREAM ANNOUNCES FULL-YEAR AND FOURTH-QUARTER 2021 RESULTS — PAGE 3 of 3

about the ability to effect and the timing of the transactions discussed in this news release; the expected benefits of the transactions; and future plans, expectations, and objectives for the combined company’s operations after completion of the business combination, including statements about strategy, synergies, and future operations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in Altus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in Altus’ Quarterly Reports on Form 10-Q, filed with the SEC (and in Altus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, when filed) for a discussion of risk factors that affect our business, as well as “Risk Factors” in Altus’ definitive proxy statement filed with the SEC on January 12, 2022 for a discussion of risk factors related to the planned transactions between Altus and BCP and BCP’s business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:        (713) 296-7276 Alexandra Franceschi

Investors:    (281) 302-2286 Patrick Cassidy

Click here for the full release with quarterly financial statements.

-end-

ALTUS MIDSTREAM COMPANY

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In thousands)

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
REVENUES:
Midstream services revenue — affiliate	$44,183	$33,605	$142,727	$144,714
Product sales — affiliate	9,754	—	9,754	—
Product sales — third parties	2,393	1,795	8,136	3,695

Total revenues	56,330	35,400	160,617	148,409

COSTS AND EXPENSES:
Costs of product sales — affiliate	9,754	—	9,754	—
Costs of product sales — third parties	2,449	1,295	7,793	2,988
Operations and maintenance	8,364	8,933	32,748	37,993
General and administrative	3,832	3,052	14,182	13,155
Depreciation and accretion	4,107	3,961	16,201	15,945
Impairments	—	1,643	441	1,643
Taxes other than income	3,455	4,136	13,886	15,069

Total costs and expenses	31,961	23,020	95,005	86,793

OPERATING INCOME	24,369	12,380	65,612	61,616

OTHER INCOME (LOSS):
Unrealized derivative instrument gain (loss)	63,627	40,022	82,114	(36,080)
Interest income	1	—	4	9
Income from equity method interests, net	31,131	11,198	113,764	58,739
Impairment on equity method interests	(160,441)	—	(160,441)	—
Warrants valuation adjustment	442	(468)	664	1,200
Transaction costs	(4,472)	—	(4,472)	—
Other	1,253	(2,096)	12,574	(2,306)

Total other income (loss)	(68,459)	48,656	44,207	21,562
Financing costs, net of capitalized interest	2,711	1,212	10,598	2,190

NET INCOME (LOSS) BEFORE INCOME TAXES	(46,801)	59,824	99,221	80,988
Current income tax benefit	—	—	—	(696)

NET INCOME (LOSS) INCLUDING NONCONTROLLING INTERESTS	(46,801)	59,824	99,221	81,684
Net income attributable to Preferred Unit limited partners	89,244	19,548	161,906	75,906

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	(136,045)	40,276	(62,685)	5,778
Net income (loss) attributable to Apache limited partner	(105,011)	31,348	(48,741)	2,987

NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON SHAREHOLDERS	$(31,034)	$8,928	$(13,944)	$2,791

ALTUS MIDSTREAM COMPANY

SUPPLEMENTAL FINANCIAL INFORMATION AND OPERATING STATISTICS

(Unaudited)

(In thousands)

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$51,324	$26,847	$209,719	$164,294
Net cash provided by (used in) investing activities	7,584	(37,080)	8,784	(338,360)
Net cash provided by (used in) financing activities	(35,933)	32,438	(110,728)	192,271

SUMMARY BALANCE SHEET INFORMATION

	December 31,	December 31,
	2021	2020
Cash and cash equivalents	$131,963	$24,188
Other current assets	34,665	18,581
Property, plant and equipment, net	186,987	195,836
Equity method interests	1,364,826	1,555,182
Deferred charges and other	6,229	5,843

Total assets	$1,724,670	$1,799,630

Current liabilities	$27,244	$29,983
Long-term debt	657,000	624,000
Deferred credits and other noncurrent liabilities	135,344	209,495
Redeemable noncontrolling interest - Apache limited partner	769,855	575,125
Redeemable noncontrolling interest - Preferred Unit limited partners	712,476	608,381
Shareholders’ equity (deficit)	(577,249)	(247,354)

Total liabilities, noncontrolling interests, and shareholders’ equity	$1,724,670	$1,799,630

SUMMARY OPERATING STATISTICS

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Throughput volumes of natural gas (MMcf/d)
Rich wellhead gas	325	331	328	366
Lean wellhead gas	102	124	112	133

Total throughput	427	455	440	499

ALTUS MIDSTREAM COMPANY

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Reconciliation of net income (loss) including noncontrolling interest to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) including noncontrolling interests before financing costs (net of capitalized interest), interest income, income taxes, depreciation and accretion and adjust such equivalent items from our income from equity method interests. We also exclude (when applicable) impairments, unrealized gains or losses on derivative instruments, and other items affecting comparability of results to peers. Our management believes Adjusted EBITDA is useful for evaluating our operating performance and comparing results of our operations from period-to-period and against peers without regard to financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) including noncontrolling interests or any other measure determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items.

The GAAP measure used by the Company that is most directly comparable to Adjusted EBITDA is net income (loss) including noncontrolling interests. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income (loss) including noncontrolling interests. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Our definitions of Adjusted EBITDA may not be comparable to similarly titled measures of other companies in our industry, thereby diminishing its utility.

Our management compensates for the limitations of Adjusted EBITDA as an analytical tool, by reviewing the comparable GAAP measure, understanding the differences between Adjusted EBITDA as compared to net income (loss) including noncontrolling interests and incorporating this knowledge into its decision-making processes. Our management believes that investors benefit from having access to the same financial measures that the Company uses in evaluating operating results.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss) including noncontrolling interests	$(46,801)	$59,824	$99,221	$81,684
Add:
Financing costs, net of capitalized interest	2,711	1,212	10,598	2,190
Depreciation and accretion	4,107	3,961	16,201	15,945
Impairments	—	1,643	441	1,643
Impairment on equity method interests	160,441	—	160,441	—
Unrealized derivative instrument loss	—	—	—	36,080
Equity method interests Adjusted EBITDA	50,554	29,806	188,959	111,675
Warrants valuation adjustment	—	468	—	—
Transaction costs	4,472	—	4,472	—
Loss on sale of assets	—	2,310	—	2,234
Other	480	60	1,258	348
Less:
Gain on asset sales	773	—	1,243	—
Unrealized derivative instrument gain	63,627	40,022	82,114	—
Interest income	1	—	4	9
Income from equity method interests, net	31,131	11,198	113,764	58,739
Warrants valuation adjustment	442	—	664	1,200
Income tax benefit	—	—	—	696

Adjusted EBITDA (Non-GAAP)	$79,990	$48,064	$283,802	$191,155

Other midstream activity
Cash distributions received from our equity method interests	$44,921	$23,496	$172,729	$98,166

ALTUS MIDSTREAM COMPANY

TOTAL GROWTH CAPITAL INVESTMENTS

(Unaudited)

(In thousands)

Reconciliation of costs incurred in midstream activity to capital investments and growth capital investments

Management believes the presentation of capital investments and growth capital investments is useful for investors to assess Altus’ expenditures related to our midstream capital activity. We define capital investments as costs incurred in midstream activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures given the uncertainty and timing of when the actual abandonment activity will occur. Management believes total growth capital investments provides a more accurate reflection of Altus’ current-period expenditures related to midstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2021	2020(1)	2021	2020(1)
Costs incurred in midstream activity
Property, plant and equipment, gross	$706	$1,019	$3,777	$12,242
Equity method interests	1,150	41,078	28,420	327,305

Total cost incurred in midstream activity	$1,856	$42,097	$32,197	$339,547

Reconciliation of costs incurred to midstream capital investment:
Asset retirement obligations incurred and revisions	$—	$—	$—	$—
Asset retirement obligations settled	—	—	—	—

Total capital investments	1,856	42,097	32,197	339,547

Less: Maintenance capital costs incurred	(706)	—	(3,722)	—

Total growth capital investments	$1,150	$42,097	$28,475	$339,547

(1)

For comparative purposes, the prior periods exclude Altus’ proportionate share of capital investments funded by our partner’s project financing as such amounts are no longer impacting current periods or considered when planning our capital budgets.